Henan Law Anhou Insurance Agency Limited Liability Company

Agreement

This agreement is signed by the two parties:
Name of party A: Henan Law Anhou Insurance Agency Co., Ltd. (hereinafter referred to as Party A)
Legal representative: LI, FU-CHANG
Registered address: 4F, Hesheng shidai Business Building, No.26, South Yousheng Road, Jinshou District, Zhengzhou City
Postcode: 450012
Tel: 0317-60277684

Name of party B: LI, FU-CHANG
ID No.: A104355696
Taiwanese passport: 0022992504(D)
Home address: NO. 3, 4th floor, NO.19, 199th alley, Passage 3, Bade Unit, No. 16, Fushi town, Songshan district, Taibei City
Physical address: 0206, high-rise, No.60, Hongqi road Zhengzhou City Postcode of physical address: 450002
Mobile number: 13592500699                                                Tel of physical address:

In accordance with Company Law of the People’s Republic of China, Insurance Law of the People’s Republic of China, Regulations Governing Insurance Agencies, relevant laws and regulations, abiding by principles of legality, fairness, equality, voluntariness, unanimity through consultation, honesty and credibility, party A and party B shall reach following agreements:

Article I Term and Position of Employment

Party A employ Party B as senior management personnel of Party A (position: legal representative), the term of employment is from January 1st, 2011 to December 31th, 2011.

This contract shall be terminated upon expiration. For the sake of work requirements, both party A and party B are willing to continue the labor relation, labor contract shall be renewed by consensus.

Article II Job description →depending on the authorized scope

2.1 Party B shall assist Party A in operating and managing insurance agency businesses during his term of employment, including but not limited to the following matters:
(1) preside over the operation and management of insurance company, organize and exert decisions of the meeting of board.
(2) organize and exert company's annual operation plan and scheme.
(3) draft the set plan of inner managing organizations
(4) draft the basic system of management
(5) draft the specific regulations
(6) Apply to employing or dismissing manager, vice-manager and the one who is in charge of finance.
(7) decide to employ or dismiss the one that is in charge of management and that shall be decided by the board meeting.
(8) other rights authorized by the board meeting.
(9) rights regulated by other rules.

Article III Remuneration and Condition of employment →depending on the conditions of agreements

Party A shall pay RMB6, 000.00 to party B as remuneration each month. This wage covers various allowance, subsidies and compensation. Party B shall not ask for any remuneration any more except the relations according to this contract and the reasonable and indispensable fees paid by Party B as the necessary of position.
Party B shall pay individual income tax to tax authorities from income paid by party A. It shall be withheld on a monthly basis by party A from party B’s wage to tax authorities.

Party B must regularly report to Party A for the operation, management and situation of business development. In case the reports are needed by Party A, Party B shall give report any time.

Party B shall reach the following performance indicator:

(1)    (ex: the total FYP of 2010 must reach RMB 10,000,000)

Article IV Welfare and conditions of employment→depending on the conditions of agreements

Party A shall render these following welfares to Party B:

(1) For returning to Taiwan shall be paid three times in each fiscal year; receipts and tickets shall be checked and reimbursed.
(2)           (ex：rendering accommodation and allowance)
(3)           (ex: rendering official car and gas subsidiary)
(4)           (ex: rendering subsidiary of business travel)
(5)           (ex: rendering travel complement )
(6)           (ex: rendering paid vacation for 20 days)
(7)           (ex: rendering the gifts or bonus for festivals)
(8)           (ex: rendering subscription right)

V Other Agreements

Party B agrees to abide by and performance these agreements:

(1) Party B guarantee to performance duties within the scope of authority, shall not beyond it.
(2) Party B promise that no any other legal obligations and any obligation of contracts made between and by Party B and other organization could limit his legal qualification to be employed according to the laws. And agree that any economic disputes or claims which are resulted from previous labour or entrust relationships have nothing to do with Party A.

(3)Party A require to have necessary inner examinations based on avoiding maladministration, Party B shall work in coordination at any time and render related data, including, without limitation, meeting records, archive files, letters finance records, tel-communication and computer records.
(4) Party B shall not take advantage of its post to ask or accept presents or benefit form the third party in any form.
(5) Party B promise to conform to the requirements of senior officer which are regulated by insurance agency supervision regulations of CIRC.

Article VI Confidentiality clause

Without the approval from party A, party B shall not disclose any information confidential or secret for party A, and facts or information relevant to affairs or business to any third party, except as otherwise inquired by the government or judicial. This obligation shall remain in effect after the terminations of labor contract, until relevant facts or information have entered into the public as public information. Party A shall be entitled to establish confidentiality provisions, or sign confidentiality agreement with party B, to clearly definite the scope of business secrets and related rights and obligations. Provided that business secrets are known by the public, contents of secrecy and confidentiality clause, and confidentiality agreement shall be invalid automatically.

Without the approval from party A, party B shall not take or copy any document and/or other written materials, which are not directly relevant to party B’s duties, and any personnel without approval from party A shall not touch above materials, regardless of in office of party A or outside this office.

Without the approval from party A, party B shall not reveal contents of any items in this contract to any third party, except as otherwise inquired by the government or judicial.

Article VII Duty of Loyalty and Competitive Restriction

Party B agrees to finish tasks of his post with absolute dedication. Without Party A's agreement in written, Party B shall not make any hiring or labour contracts with any other third party in any form during his term of employment.
In validity period of this contract, party B shall not provide service or business support to enterprises or organizations, which directly or indirectly develop competitive relationship with party A or branch organization of party A, by any means. In the duration of this contract, party B shall not seek or hold profit by other ways in above enterprises, organizations, and business or transaction.

Provided that Party B act against above two regulations, Party B shall render prescribed payment RMB 100,000 in one time except undertaking the prescribed responsibility in accordance with Article IX of this contract.

No matter Party B leave the position with any reason, Party B shall not operate any enterprises or organizations, which have competitive relationship with Party A in the continuous two years after being left the position, or provide service or work as consultant providing consultation to enterprises or organizations, which directly or indirectly develop competitive relationship with party A or branch organization of party A, by any means.

According to the economic compensation should be rendered by Party A during the term of competitive restriction, Party B have known and agreed that the compensation has been paid with salary, which are paid monthly during the term of employment. And Party B shall not claim any more; in case Party B violates regulations of competitive restriction, he shall pay Party A the default punishment RMB 100,000 one time.

Article VIII Dissolution and termination of contract

Meeting one of following conditions, this contract shall be terminated, except as otherwise prescribed by applicable laws and regulations:

(1)Upon expiration of this contract;
(2) Party B is dead, or has been declared dead or missing by people’s court;

(3) Party A has been declared bankrupt in accordance with laws;
(4) Party A has its business license revoked, is ordered to close down and revoked, or party A decides to dissolve in advance;
(5) Other circumstances as stipulated by laws and administrative regulations.
Party A and party B can dissolve this contract by consensus; one party shall inform party B in written form 30 days in advance in case that no consensus is to be reached and render RMB 100,000 as compensation for the loss.
Provided that party A meets one of following conditions, party B shall dissolve this contract at any time and do not need to bear the compensation of loss:
(1) Party A forces party B against his/her true intentions to enter into or alter labor contract by means of fraud or duress, or by taking advantage of the other party’s hardship, resulting in invalidity of this contract;
(2) Party A does not pay labor remuneration in time and in full; resulting in no payment after being asked for by Party B;
(3) Rules and regulations of party A violate laws and regulations, harm to the interests of party B;
Provided that party B meets one of following conditions, party A shall dissolve this contract at any time and do not need to bear the compensation of loss:
(1) Force party A against his/her true intentions to enter into this contract by means of fraud or duress, and result in invalidity of this contract;
(2) Neglect his/her duties to a serious extent, practice graft while holding public office, and cause damage to interests of party A;
(3) Be affixed with criminal responsibility;
(4)Be failure to reach the performance indicator of Article III in this contract; still fail to reach the goal after having an improvement period.
(5)Betray agreements from Article III to Article VII of this contract.
(6) Suffer from diseases or injury; still not be qualified for the job after being treated for three months.

When this contract is dissolved or terminated for any reason, party B shall handle work handover in accordance with agreements of both parties and related regulations of party A, and shall return all used and kept treasures that belong to party A; provided that for the sake of reasons of party B, party B can’t handle work handover or return treasures to party A in time, and result in financial losses, party B shall be liable for compensation.

Article IX Liability for breach of contract

Provided that any party is in breach of this contract, this party shall be liable for its breach for contract and indemnify for all losses thus incurred to the other party.

Provided that any party dissolves this contract, does not inform the other party in time under the provisions of this contract, and causes economic losses or other adverse effects to the other party, the aggrieved party shall be entitled to demand that the defaulting party pays compensation for damages and eliminates adverse effects.

Article X Supplementary Provisions

For issues not stipulated in this contract, party A and party B shall sign a supplement agreement; provided that supplement agreement is in conflict with this contract or other supplement agreements, the agreement signed later shall prevail.

Provided that a dispute arises when party A and party B fulfill this contract, it shall be settled through consultations. Provided that the mediation fails, and one of the parties concerned demands arbitration, it shall apply with the labor disputes arbitration committee where party A is located for arbitration within 60 days starting from the date of the occurrence of a labor dispute; provided that one party does not accept the arbitration award, this party shall institute legal proceedings in a people’s court where party A is located within 15 days after receiving the arbitral award.

This contract is written in Chinese language in two originals, one for each party.

This contract or any rights hereunder shall not be transferred to any third party.

This contract shall come into effect as soon as it is duly signed and sealed by party B and by party A.

Party A: Henan Law Anhou Insurance Agency Co., Ltd. legal representative or principal (sealed by): LI, FU-CHANG	Party B (sealed by): LI, FU-CHANG
Date: January 1st, 2011	Date: January 1st, 2011

Henan Law Anhou Insurance Agency Limited Liability Company

Business Non-Disclosure Agreement

This contract is signed by the two parties:
Name of party A: Henan Law Anhou Insurance Agency Co., Ltd. (hereinafter referred to as Party A)
Legal representative: LI, FU-CHANG
Registered address: 4F, Hesheng shidai Business Building, No.26, South Yousheng Road, Jinshou District, Zhengzhou City
Postcode: 450012
Tel: 0317-60277684

Name of party B: LI, FU-CHANG
ID No.: A104355696
Taiwanese passport: 02054785
Home address: NO. 3, 4th floor, NO.19, 199th alley, Passage 3, Bade Unit, No. 16, Fushi town, Songshan district, Taibei City
Physical address: 0206, high-rise, No.60, Hongqi road Zhengzhou City Postcode of physical address: 450002
Mobile number: 13592500699                                    Tel of physical address:

Whereas Party B is employed and paid with corresponding compensation by Party A, Party A and Party B are entered into and abide by this business non-disclosure agreement relating to that Party B shall keep commercial secrets of Party A during his term of service and after being demission:

Article I

Both parties confirm that all invention and creation, technique secretes or other commercial secretes and relative intellectual property rights which are gained by Party B through Party A's material and technique support and business belongs to party A. Party A could utilize these creation and invention, technique secretes or other commercial secretes to producing, operating or transferring to the third party fully and freely within its scope of business. Party B should satisfy Party A's requirement to render all necessary information and take all necessary actions, which include application, registration, and enrollment, to assist Party A to gaining and exerting the related intellectual property rights.

These abovementioned invention and creation, technique secretes and other commercial secretes, related rights of invention and signing belong to Party B, who work as the inventor, creator or developer, Party A respect Party B's spiritual rights and assist Party B to exerting these rights.

Article II

As for the creation and invention, technique secrets other commercial secretes related to Party A's business, which are done during Party B's term of service, Party B should declare to Party A in time when Party B wants to claim his own intellectual property right of which. Party B shall enjoy the intellectual property right and Party A shall take advantage of these achievement to producing, operating and transferring to the third party without party B's definitely authorized as for which are verified by Party A as the non-post achievements.

As for the post achievements are not declared by Party B. Party A shall employ these achievements to producing, operating or transferring to the third party. Even those achievements are proveded to be non-post achievements, Party B shall not require party A to undertake any economic responsibilities.

After having Party B's declaration, Party A could negotiate through consultation in case there's consultation to be reached. It can be solved through arbitration at the committee of arbitration where Party A registered.

Article III

During the course of Party B’s employment with Party A，Party B shall comply with the rules and regulations in written or other forms, over confidential information set by Party A and shall undertake corresponding confidentiality obligations and liabilities that come with the job. Despite any absence and vague of provisions in confidentiality rules and regulations set by Party A, Party B shall act in a prudent and honest way and shall take reasonable steps when necessary to maintain secrecy about the technical information and business information that belonged to Party A or Party A is obligated to keep confidential.

Article IV

Without the approval of Party A, Party B shall not, beyond the scope of job, make known to a third party (including other employers of Party A who shall not acquire the information under rules and regulations) by spilling, announcing, publishing, authorizing, transferring or any other means, or make use of the technical information and business information that belonged to Party A or Party A is obligated to keep confidential.

Article V

Two parties agree that after Part B dismissed, he also have the obligation of maintaining confidentiality to the Technical secrets and other trade secret information which are known and agreed as commitment during the assignment , and assume the obligation of not using any secret information unauthorized, whatever the reason Part B dismissed for.

The deadline of assuming the obligation of maintaining confidentiality is five years after demission.

Part B approval that Part A have consider the obligation of maintaining confidentiality after Part B dismissed when part A pay wages to Part B, so Part A don't need to pay extra security expense to Part B when he dismissed.

Article VI

Party B commits he shall not use other people's technical secrets or other commercial secretes without permission or exert action which may invade other people's intellectual property rights.

In case Party B violate above commitments which are results in Party A gaining charge by the third party, party B shall undertake all the court costs which are used for the charge by Party A; in case Party A undertake all the responsibilities of compensation, party A has the right to claim compensation from Party B. The above mentioned court costs and violation compensation shall be deducted from Party B's remuneration.

Article VII

Party B's actions that are according to Party A's clearly requirements or that is to finish the specific task gave by Party A with clearly direction are certain to violate others' intellectual property rights, Party B shall not undertake or partly undertake the trails and compensation of ininfringement.

Article VIII

Party B commit that he could not undertake any title, including, without limitation, shareholder, partner, director, supervisor, manager, agent and consultant, in any other company, public enterprises, social organization, which produce or operate products of the same kind or render service of the same kind, without Party A's agreement in advance during his term of office for Party A.

Article IX

Documents, data, graphs, notes, reports, letters faxes, tapes, CDs and any carriers in other form, which record secretes information of Party A, holded or safekept by party B as for the need of work belong to Party A, no matter these secrete information have commercial value or not.

Article X

Party B shall return all the properties belonging to Party A, including all the carrier carring Party A's secretes information when he leaves his post or when Party A gives out requests.

However, if the carrier recording secrete information is self-provided by Party B and those secrete information could be erased or copied from the carriers, those secretes information could be copied by Party A into other carriers, whose property enjoyed by Party A, and then erased the secrete information on the old carrier. In that case, Party B need not return carriers, and Party A need not render economical compensation to Party B.

Article XI

The technique secretes mentioned ink this contracts, including, without limitation, technical solution, project design, circuit design, methods of manufacture, prescription, technical process, technical guide, software of computer, database, record of study and develop, technical report, test report, experiment data, examine result, drawing, samples, models machine, molds, operation manual, technical documents, related correspondence and so on.

Other commercial secretes mentioned in this contract, including, without limitation, clients list, marketing plan, purchase data, pricing policy, financial data, and purchase channels and so on.

Article XII

The term of office in this contract is subjected to the date of the labour contract signed by Party A and Party B.

The term of dismission in this contract is subjected to the data on which any Party clearly declares to terminate or resign labour contract.

Article XIII

Any dissension brought from this contract could not be solved through consultation, each party is entitle to apply arbitration to the committee of arbitration where Party A registered.

Article XIV
In case party B violate any article of this contract. It shall pay RMB 100,000 to Party A; No matter the liquidated damage is paid or not, Party A has the right to dismiss Party B immediately without information in advance.

In case Party B's act of breach incurres Party A's losses, Party B shall compensate Party A's losses. The liquidated damage shall not replace compensation of losses, but it could be deducted from the amount of losses.

Article XV

This contract shall come into effect upon the date on which it being signed and stamped.

Article XVI

In case this contract is contraindicated to previous verbal and written agreements, this contract shall be applied. Any modification of this contract s must adopt each party's agreement in written.

Party A: Henan Law Anhou Insurance Agency Co., Ltd. legal representative or principal (sealed by): LI, FU-CHANG	Party B (Sealed by): LI, FU-CHANG
Date: January 1st, 2011	Date: January 1st, 2011